UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2024

Perspective Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33407	41-1458152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Elliott Avenue, Suite 320
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-0900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CATX	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 24, 2024, Perspective Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., as representative of the underwriters named therein (the “Underwriters”), in connection with its previously announced underwritten offering (the “Offering”) of 51,515,880 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and, in lieu of Shares to certain investors, pre-funded warrants (the “Pre-Funded Warrants”) to purchase 1,464,252 shares of Common Stock. The price to the investors for the Shares was $1.51 per Share, and the price to the investors for the Pre-Funded Warrants was $1.509 per Pre-Funded Warrant, which represents the per share price for the Shares less the $0.001 per share exercise price for each such Pre-Funded Warrant. The Offering closed on May 29, 2024. BofA Securities, Inc., Oppenheimer & Co. Inc. and RBC Capital Markets, LLC acted as joint book-running managers for the Offering and B. Riley Securities, Inc. acted as a co-manager for the Offering. JonesTrading Institutional Services LLC acted as a financial advisor for the Offering.

The gross proceeds to the Company from the Offering were approximately $80 million, before underwriting discounts and commissions and estimated expenses of the Offering.

The Company intends to use the net proceeds from the Offering for: (i) the continued clinical development of VMT-α-NET, VMT-01/02 and PSV359; (ii) the continued development of PSV40X and additional preclinical product candidates as well as broader development platform; and (iii) the build out, operation and expansion of manufacturing facilities, as well as for working capital and other general corporate purposes. A portion of the net proceeds may also be used to acquire, license or invest in complementary products, technologies, intellectual property or businesses, although the Company has no present commitments or agreements to do so.

The Offering was made pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-279692), which became effective upon filing with the U.S. Securities and Exchange Commission on May 24, 2024, a related base prospectus, free writing prospectus and prospectus supplement each dated May 24, 2024.

The Pre-Funded Warrants are exercisable subsequent to the filing and effectiveness of a charter amendment with the Secretary of State of the State of Delaware providing for a sufficient amount of authorized shares of Common Stock to allow for the exercise of the Pre-Funded Warrants. The exercise price and the number of shares of Common Stock issuable upon exercise of each Pre-Funded Warrant (the “Pre-Funded Warrant Shares”) are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock as well as upon any distribution of assets, including cash, stock or other property, to the Company’s stockholders. The Pre-Funded Warrants will not expire and are exercisable in cash or by means of a cashless exercise. A holder of Pre-Funded Warrants may not exercise such Pre-Funded Warrants if the aggregate number of shares of Common Stock beneficially owned by such holder, together with its affiliates, would beneficially own more than 4.99% or 9.99%, as elected by such holder, of the issued and outstanding shares of Common Stock following such exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. A holder of Pre-Funded Warrants may increase or decrease this percentage not in excess of 19.99% by providing at least 61 days’ prior notice to the Company.

Pursuant to the terms of the Pre-Funded Warrants, as soon as practicable following the closing of the Offering, the Company is required to hold an annual or special meeting of stockholders (the “Stockholder Meeting”) for the purpose of obtaining stockholder approval to effectively increase the number of shares of Common Stock available for issuance and thereby allowing for a sufficient number of shares of Common Stock to be reserved for the exercise of the Pre-Funded Warrants pursuant to the terms thereunder. The Company is required to use its best efforts to hold the Stockholder Meeting no later than May 31, 2024 (the “Stockholder Approval Deadline”). If, despite the Company’s best efforts, Stockholder Approval is not effected on or prior to the Stockholder Approval Deadline, the Company is required to cause an additional stockholder meeting (each an “Additional Stockholder Meeting”) to be held every seventy-five (75) days thereafter until such Stockholder Approval is obtained. Once Stockholder Approval is obtained, the Company is required to file the applicable charter amendment with the Secretary of State of the State of Delaware evidencing such Stockholder Approval within thirty (30) days of obtaining such Stockholder Approval. If by the date that is ten (10) days following the first Additional Stockholder Meeting following the Stockholder Approval Deadline the Pre-Funded Warrant is not exercisable by the holder, then the holder has certain buy-in rights which would require the Company to pay a to-be-determined cash amount to the holder.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters (as defined therein), including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The foregoing summaries of the terms of the Underwriting Agreement and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the Underwriting Agreement and the Form of Pre-Funded Warrant, copies of which are attached hereto as Exhibit 1.1 and Exhibit 4.1, respectively, and which are incorporated herein by reference.

Hogan Lovells US LLP, counsel to the Company, delivered an opinion as to the legality of the issuance and sale of the Shares and the Pre-Funded Warrants in the Offering, as well as the Pre-Funded Warrant Shares, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve estimates, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements related to the anticipated use of proceeds from the Offering. The risks and uncertainties relating to the Company and the Offering include general market conditions as well as other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, its Current Reports on Form 8-K and the prospectus supplement dated May 24, 2024 relating to the Offering. These documents contain important factors that could cause actual results to differ from current expectations and from forward-looking statements contained in this Current Report on Form 8-K. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this Current Report on Form 8-K.

Item 8.01 Other Events.

The Company issued a press release announcing the Offering on May 24, 2024. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1*	Underwriting Agreement, by and between Perspective Therapeutics, Inc. and BofA Securities, Inc., as representative of the underwriters named therein, dated May 24, 2024.
4.1	Form of Pre-Funded Warrant.
5.1	Opinion of Hogan Lovells US LLP.
23.1	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1).
99.1	Press Release issued by Perspective Therapeutics, Inc., dated May 24, 2024 announcing the pricing of the Offering.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERSPECTIVE THERAPEUTICS, INC.

Date:	May 29, 2024	By:	/s/ Johan (Thijs) Spoor
Johan (Thijs) Spoor Chief Executive Officer